CONSENT OF AUTHOR

A.N. Clay
M.Sc. (Geol.), M.Sc. (Min. Eng.), Dip. Bus. M.
FAusIMM, MSAIMM, FGSSA, MAIMA, AAPG
Pr. Sci. Nat.

First Floor, Block G
Rochester Place
173 Rivonia Road
Sandton, 2146
Republic of South Africa
Email: andy@venmyn.com

US Securities and Exchange Commission

I, Catherine Telfer (B.Sc. Hons (Geol.), Dip. Bus. Man, MSAIMM, MAusIMM, Pr. Sci. Nat.), certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report or that the written disclosure in the Form 20F of Rockwell Diamonds Inc. contains any misrepresentation of the information contained in Technical Report.

I do hereby consent to the filing with the regulatory authorities.

Dated this 14th day of December, 2007.

C.A. TELFER
B.Sc. Hons (Geol.), (DMS) Dip Bus Man
Pr. Sci. Nat., MGSSA, MAusIMM
DIRECTOR

First Floor, Block G Rochester Place 173 Rivonia Road Sandton 2146 PO Box 782761 Sandton 2146 Republic of South Africa Tel: +27 11 783 9903 Fax: +27 11 783 9953 www.venmyn.com
Directors: A N Clay (British); S E Conquest; E de V Greyling; G D Stacey; C A Telfer	Venmyn Rand (Pty) Ltd. trading as Venmyn Reg. No. 1988/004918/07

CONSENT OF AUTHOR

A.N. Clay
M.Sc. (Geol.), M.Sc. (Min. Eng.), Dip. Bus. M.
FAusIMM, MSAIMM, FGSSA, MAIMA, AAPG
Pr. Sci. Nat.

First Floor, Block G
Rochester Place
173 Rivonia Road
Sandton, 2146
Republic of South Africa
Email: andy@venmyn.com

US Securities and Exchange Commission

I, Andy Clay (M.Sc. (Geol.), M.Sc. (Min. Eng.), Dip. Bus. M. FAusIMM, MSAIMM, FGSSA, MAIMA, AAPG Pr. Sci. Nat.), certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report or that the written disclosure in the Form 20F of Rockwell Diamonds Inc. contains any misrepresentation of the information contained in Technical Report.

I do hereby consent to the filing with the regulatory authorities.

Dated this 14th day of December, 2007.

A.N.CLAY
M.Sc. (Geol.), M.Sc. (Min. Eng.), Dip. Bus. M.
FAusIMM, MSAIMM, FGSSA, MAIMA, AAPG
Pr. Sci. Nat.
MANAGING DIRECTOR

First Floor, Block G Rochester Place 173 Rivonia Road Sandton 2146 PO Box 782761 Sandton 2146 Republic of South Africa Tel: +27 11 783 9903 Fax: +27 11 783 9953 www.venmyn.com
Directors: A N Clay (British); S E Conquest; E de V Greyling; G D Stacey; C A Telfer	Venmyn Rand (Pty) Ltd. trading as Venmyn Reg. No. 1988/004918/07

CONSENT OF AUTHOR

First Floor, Block G
Rochester Place
173 Rivonia Road
Sandton, 2146
Republic of South Africa
Email: neil@venmyn.com

US Securities and Exchange Commission

I, N. Mc KENNA (M.Sc. (Geol), Pr. Sci. Nat., MGSSA, MSAIMM), certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report or that the written disclosure in the Form 20F of Rockwell Diamonds Inc. contains any misrepresentation of the information contained in Technical Report.

I do hereby consent to the filing with the regulatory authorities.

Dated this 14th day of December, 2007.

N. Mc KENNA
M.Sc. (Geol)
Pr. Sci. Nat., MGSSA, MSAIMM
MINERAL INDUSTRY ADVISOR

First Floor, Block G Rochester Place 173 Rivonia Road Sandton 2146 PO Box 782761 Sandton 2146 Republic of South Africa Tel: +27 11 783 9903 Fax: +27 11 783 9953 www.venmyn.com
Directors: A N Clay (British); S E Conquest; E de V Greyling; G D Stacey; C A Telfer	Venmyn Rand (Pty) Ltd. trading as Venmyn Reg. No. 1988/004918/07

EXPLORATIONS UNLIMITED PO Box 6578 Homestead, 1412 South Africa Tel/fax: +27 (11) 828-2989 E-mail: marshall.tania@gmail.com

CONSENT OF AUTHOR

Tania R Marshall
Explorations Unlimited
PO Box 6578 Homestead, 1412
South Africa
Email: Marshall.tania@gmail.com

US Securities and Exchange Commission

I, Tania R Marshall (Pr. Sci. Nat.) certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report or that the written disclosure in the Form 20F of Rockwell Diamonds Inc. contains any misrepresentation of the information contained in Technical Report.

I do hereby consent to the filing with the regulatory authorities.

Dated this 14th day of December, 2007.

__________________________
T R Marshall (Dr) Geological Consultant (Pr. Sci. Nat.)

Conditions and Disclaimer: Every reasonable effort has been made to ensure the accuracy of these results. Nevertheless, this reportis issued on the understanding that Explorations Unlimited will not be held liable for loss or damages resulting from work undertaken or reported on interms of this assignment or decisions taken on the basis of such work and/or reporting. The whole or part(s)of this report may not be quoted or published without the prior written consent of the author. The intellectual copyright of this document remains with Explorations Unlimited